LIMITED POWER OF ATTORNEY
	FOR
	MOLDFLOW CORPORATION
	SECTION
16(a)
FILINGS


Know all by these presents, that the undersigned hereby constitutes and appoints each of Marc J.L. Dulude, Suzanne E.
Rogers and
Lori M. Henderson, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the
undersigned,
in the undersigned's capacity as an officer, director and/or stockholder of
Moldflow Corporation (the "Company"), Forms 3, 4, and 5 and amendments thereto in accordance with Section 16(a) of the Securities
Exchange Act of
1934 and the rules thereunder;

(2)	do and perform
any and all acts
for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 or amendment thereto and timely file such form with the United States
Securities and Exchange
Commission (the "SEC") and any stock exchange or similar authority; and


(3)	take any other action of any type
whatsoever which, in the opinion of
such attorney-in-fact, may be
necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve.

The undersigned
hereby grants to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

This Power of Attorney shall
remain in full
force and effect until the undersigned is no longer required to file Forms
3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.


IN
WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be
executed as of this 21st day of March,
2000.




Print Name of Reporting
Person or Entity


/s/ Roger E. Brooks


Signature